U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
March 13, 1997


GOLDEN ISLES FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State of Incorporation)

1-8662
(Commission File Number)

58-1756713
(IRS Employer Identification No.)

200 Plantation Chase
St. Simons Island, Georgia 31522
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(912) 638-0667

Item 5    Other Events

     Attached at Item 7 is a press release reporting the results of the March 11, 1997, Special Meeting of the Shareholders of the Registrant.

Item 7    Financial Statements, Pro Forma
          Financial Information and Exhibits

          Exhibit 1 - Press Release of March 13, 1997

SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GOLDEN ISLES FINANCIAL HOLDINGS, INC.

Date:     March 13, 1997 By: /s/ J. Thomas Whelchel
                    J. Thomas Whelchel
                    Acting Chairman

EXHIBIT 1

GOLDEN ISLES FINANCIAL HOLDINGS, INC.

200 Plantation Chase, St. Simons Island, Georgia  31522
- 912-638-0667

FOR IMMEDIATE RELEASE
Date:     March 13, 1997
Contact:  J. Thomas Whelchel
          912-638-0667

Golden Isles Financial Holdings, Inc.

St. Simons Island, Georgia  -

     Golden Isles Financial Holdings, Inc. (NASDAQ Small Cap - "GIFH") today announced the results of the special meeting of shareholders held on March 11, 1997. The meeting was called by Mr. Gregory S. Junkin, former Chief Executive Officer, Mr. Paul D. Lockyer, former Chief Operating Officer, and Mr. Scott A. Junkin, brother of Mr. Gregory S. Junkin, following the dismissal of Mr. Junkin and Mr. Lockyer on October 17, 1996 from their respective positions. The proposals presented to the shareholders were to remove four directors, J. Thomas Whelchel, Michael D. Hodges, C. Kermit Keenum, and L. McRee Harden or in lieu thereof, to increase the Board from eight (8) to thirteen (13) members and fill those vacancies with individuals named by Mr. Junkin. Both proposals failed by a vote of 1,476,326 shares against the proposals to 689,544 shares for the proposals . The effect of the results is that Mr. Junkin and Mr. Lockyer will not regain their previous positions and present management will remain in place.
     The company also announced earnings for 1996. For the year ending December 31, 1996, the Company reported a loss of $1,208,665 or $.52 per share. These results compare to earnings for the year ending December 31, 1995, of $12,897 or $.01 per share.
     Acting Chairman, J. Thomas Whelchel, announced at the meeting the Board's appreciation for the strong support of the shareholders. After the meeting, he praised the determination of the Board and the Shareholders for taking the decisive action necessary to return the Company to profitability and to protect the Company's capital from extraordinary risks. He also stated the goals of the major restructuring of the Company and its subsidiaries which have been or will be accomplished in the immediate future to be:
     * Promoting the GIFH's flagship subsidiary, The First Bank of Brunswick, and continuing efforts to grow it as a profitable, community bank serving the needs of Glynn County, and Southeast Georgia;
     * Restructuring the mortgage lending operation by transferring it to The First Bank of Brunswick, and under the bank's management, reducing the cost of operations and increasing efficiency;
     * Continuing the growth of GIFH's consumer lending subsidiary, First Credit Service Corporation;
     * Re-examining the Board's control over the management of the company and its subsidiaries and strengthen appropriate checks and balances so that previous management excesses are not repeated; and
     * Significantly reducing the size and costs associated with the parent company.

     Mr. Whelchel stated that he believes the future of the Company is very good and a balance between growth and profitability must be a major consideration of the Board of Directors. The Board is committed to this end and is committed to restoring the Company to its original concept.

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